UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51329	94-3330837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway Santa Clara, California		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01	Other Events.

On October 4, 2012, XenoPort, Inc. (“XenoPort” or the “Company”) announced favorable preliminary results from a Phase 1 clinical trial in healthy adults designed to assess the pharmacokinetics (“PK”), safety and tolerability of single doses of four different oral formulations of XP23829, a novel fumaric acid ester compound that is a prodrug of monomethyl fumarate (“MMF”). XP23829 is being developed for the potential treatment of relapsing-remitting multiple sclerosis (“RRMS”) and/or psoriasis. The trial demonstrated that administration of XP23829 resulted in the expected levels of MMF in the blood. As anticipated, the four formulations produced different PK profiles of MMF, including one formulation that could potentially be dosed two or three times a day and at least one formulation that may be suitable for once-a-day dosing. XP23829 was generally well-tolerated in the trial.

In the Phase 1 trial, 60 subjects were assigned to five cohorts of 12, and each cohort received one of four different formulations of XP23829 or placebo. Subjects received a single dose of XP23829 or placebo in both a fasted and fed state in a randomized order with a two-week period between dosing. All formulations of XP23829 were administered at a dose that was equivalent to 107 mg of MMF. Formulation 1 was a delayed-release formulation that was designed to suppress the release of XP23829 while in the stomach and then immediately release the drug upon entering the small intestine. Formulations 2, 3 and 4 were designed to delay and then slowly release XP23829.

All formulations of XP23829 produced MMF in the blood, while levels of intact XP23829 and the potential desmethyl-metabolite of XP23829 were below the limits of quantitation. The clearance of the promoiety, a pharmacologically inactive molecule that is also created in the enzymatic conversion of XP23829 to MMF, was rapid, with a half-life of about three hours.

As anticipated, when dosed in a fasted state, Formulation 1 produced a sharp peak in MMF blood levels and a PK profile that supports further evaluation for two- or three-times-a-day dosing. The maximum MMF concentrations after dosing Formulation 1 were lower and more variable when dosed with food.

Formulation 2 produced a total MMF exposure that was similar to that of Formulation 1, but with a lower maximum MMF concentration and a longer duration of exposure. The presence of food had minimal effect on the total exposure and PK profile of MMF. Given the duration of MMF exposure, the PK profile for Formulation 2 supports further evaluation as a once-a-day treatment. While Formulations 3 and 4 also produced sustained exposures of MMF, the total MMF exposures in blood were generally lower than Formulations 1 and 2.

XP23829 was generally well tolerated during the trial. All 12 subjects in each cohort completed both dosing periods. All adverse events were rated as mild. The only adverse events reported in more than one subject and more frequently for XP23829 than for placebo were flushing and “feeling hot.” Of the 12 subjects in each cohort, the number of subjects reporting these adverse events was as follows:

	Flushing		Feeling Hot
	Fasted	Fed	Fasted	Fed
Placebo	0	1	0	0
Formulation 1	7	5	0	3
Formulation 2	0	1	0	0
Formulation 3	2	0	0	0
Formulation 4	1	1	0	0

XenoPort anticipates initiating further studies early next year, including a Phase 1, dose-escalation, multiple-dose study in healthy subjects.

This current report contains “forward-looking” statements, including, without limitation, all statements related to the clinical development of XP23829 and the timing and results thereof; the potential suitability of XP23829 as a treatment for RRMS and/or psoriasis, including the potential suitability of XP23829 as a once-a-day treatment; and the therapeutic and commercial potential of XP23829 and XenoPort’s other clinical product candidates. Any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipate,” “could,” “may,” “potential,” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertain results and timing of clinical trials and other studies, including the risk that success in preclinical testing and early clinical trials do not ensure that later clinical trials will be successful, and that the results of clinical trials by other parties may not be indicative of the results in trials that XenoPort may conduct; XenoPort’s ability to successfully conduct clinical trials in the anticipated timeframes, or at all; XenoPort’s dependence on its current and additional collaborative partners; the availability of resources to develop XenoPort’s product candidates; and the uncertain therapeutic and commercial value of XenoPort’s product candidates. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Securities and Exchange Commission on August 8, 2012. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: October 5, 2012	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer